                                                                     Exhibit 4.2

                              FIRST AMENDMENT


          FIRST AMENDMENT, dated as of May 26, 1995 (this "Amendment"), to the Credit Agreement, dated as of November 18, 1994 (the "Credit Agreement"), among Payless Cashways, Inc., an Iowa corporation (the "Borrower"), the banks and other financial institutions parties thereto (the "Banks"), Canadian Imperial Bank of Commerce, New York Agency ("CIBC"), as Administrative Agent (in such capacity, the "Administrative Agent") and as Collateral Agent (in such capacity, the "Collateral Agent"), The Bank of Nova Scotia, NationsBank of Texas, N.A. and Bank of America National Trust and Savings Association, as Co-Agent (in such capacity, the "Co-Agents").


                           W I T N E S S E T H :


          WHEREAS, the Borrower, the Banks, the Administrative
Agent, the Collateral Agent and the Co-Agents are parties to the Credit Agreement;

          WHEREAS, the Borrower has requested that the Banks amend the Credit Agreement in the manner set forth below; and

          WHEREAS, the Banks are willing to accede to the requests of the Borrower upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrower, the Banks, the Administrative Agent, the Collateral Agent and the Co-Agent hereby agree as follows:


          SECTION I.  DEFINED TERMS

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are so used as so defined.


          SECTION II.  AMENDMENTS

          1. Investments. Section 8.9 of the Credit Agreement is hereby amended by deleting clause (viii) therefrom and substituting, in lieu thereof, the following:

          "(viii) Investments in the Mexican Joint Venture not to exceed (a) $10,000,000 during the Borrower's 1994 fiscal year, (b) $10,200,000 during the Borrower's 1995 fiscal year or (c) during any fiscal year thereafter, an amount equal to the lesser of (x) $1,000,000 and (y) the aggregate amount receivable by the Borrower from the Mexican Joint Venture in consideration for services and/or support rendered by the Borrower to the Mexican Joint Venture during such fiscal year.

          2. Capital Expenditures and Leases. Section 8.12 of the Credit Agreement is hereby amended by deleting the table that appears therein and substituting, in lieu thereof, the following:

                "Period                         Amount

          November 1994 fiscal
          month of the Borrower              $11,000,000

          1995 fiscal year of
          the Borrower                       $70,000,000

          1996 fiscal year
          of the Borrower                    $55,000,000

          1997 fiscal year
          of the Borrower                    $50,000,000

          1998 fiscal year
          of the Borrower                    $40,000,000

          1999 and each subsequent
          fiscal year of the Borrower        $65,000,000



          3.  Interest Coverage.  Section 8.17 of the Credit
Agreement is hereby amended by deleting the table that appears therein and substituting, in lieu thereof, the following:

               "Period                             Amount

        Month In Which Four
        Consecutive Fiscal Quarters End             Ratio

        November 1994 and February 1995           2.60: 1.00

        May 1995                                  2.50: 1.00

        August 1995                               2.28: 1.00

        November 1995, February,
          May and August 1996                     2.28: 1.00

        November 1996, February,
          May and August 1997                     2.34: 1.00

        November 1997 and February,
          May and August 1998                     2.37: 1.00

        Each November, February,




          May and August thereafter               2.56: 1.00"

               4. Debt to Capitalization Ratio. Section 8.26 of the Credit Agreement is hereby amended by deleting the table that appears therein and substituting, in lieu thereof, the following:


          "Month                                      Ratio

        November 1994                             .610 to 1.00
        February 1995                             .629 to 1.00
        May 1995                                  .624 to 1.00
        August 1995                               .621 to 1.00
        November 1995                             .585 to 1.00
        February 1996                             .608 to 1.00
        May 1996                                  .601 to 1.00
        August 1996                               .596 to 1.00
        November 1996                             .553 to 1.00
        February 1997                             .570 to 1.00
        May 1997                                  .567 to 1.00
        August 1997                               .561 to 1.00
        November 1997                             .516 to 1.00
        February 1998                             .534 to 1.00
        May 1998                                  .532 to 1.00
        August 1998                               .530 to 1.00
        November 1998                             .465 to 1.00
        February 1999                             .485 to 1.00
        May 1999                                  .480 to 1.00
        August 1999                               .478 to 1.00
        November 1999                             .420 to 1.00"


               SECTION III.  CONDITIONS PRECEDENT

               This Amendment shall become effective on and as of the date that the following conditions precedent are satisfied:

               1. Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and the Required Banks.

               2. Consent of Guarantor. Somerville shall have executed this Amendment in the appropriate space below the caption "Consent of Guarantor" on the signature pages hereto.


               SECTION IV.  MISCELLANEOUS

               1. Limited Effect. This Amendment is limited precisely as written and shall not be deemed (a) to be a consent to any modification or amendment of any other term or condition of the Credit Agreement or of any other term or condition of the instruments or agreements referred to therein or (b) to prejudice any other right or rights that the Administrative Agent, the Collateral Agent, the Co-Agents or any Bank may now have or may



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have in the  future  under or in  connection  with the Credit  Agreement  or the agreements referred to therein. Except as expressly amended and modified by this Amendment, all of the provisions and covenants of the Credit Agreement are and shall continue to remain in full force and effect in accordance with the terms thereof.

               2. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               3.  GOVERNING LAW.  THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

               4. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The Borrower expressly acknowledges and further agrees that nothing in the preceding sentence shall be construed to limit in any way the provisions of Section 11.3 of the Credit Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                PAYLESS CASHWAYS, INC.


                                By:  s/ Stephen A. Lightstone
                                     ------------------------------------------
                                     Sr. Vice President-Finance


                                CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY, as Administrative
                                Agent and Collateral Agent


                                By:  s/ David McGowan
                                     ------------------------------------------
                                     Agent


                                CIBC INC.


                                By:  s/ David McGowan
                                     ------------------------------------------
                                     Vice President

                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION, as
                                Co-Agent and Bank


                                By:  s/ Patricia P. DelGrande
                                     ------------------------------------------
                                     Title:  Managing Director


                                THE BANK OF NOVA SCOTIA,
                                as Co-Agent and Bank


                                By:  s/ F.C.H. Ashby
                                     ------------------------------------------
                                     Title:  Sr. Mgr. Loan Operations


                                NATIONSBANK OF TEXAS, N.A.,
                                as Co-Agent and Bank


                                By:  s/ Perry B. Stephenson
                                     ------------------------------------------
                                     Title:  Sr. Vice President


                                BANK OF MONTREAL


                                By:  s/ Erin M. Keyser
                                     ------------------------------------------
                                     Title:  Director


                                THE BANK OF NEW YORK


                                By:  s/ Bruce C. Miller
                                     ------------------------------------------
                                     Title:  Vice President


                                BOATMEN'S FIRST NATIONAL
                                BANK OF KANSAS CITY


                                By:  s/ Thomas J. Butkus
                                     ------------------------------------------
                                     Title:  Vice President


                                DAI-ICHI KANGYO BANK
                                  LTD., CHICAGO BRANCH


                                By:  s/ Masomi Tsuboi
                                     ------------------------------------------
                                     Title:  Vice President

                                ABN-AMBRO BANK N.V.


                                By:
                                     ------------------------------------------
                                     Title:


                                FIRST BANK NATIONAL
                                  ASSOCIATION


                                By:  s/ Merri B. Bernhardson
                                     ------------------------------------------
                                     Title:  Vice President


                                THE INDUSTRIAL BANK OF
                                  JAPAN, LTD.


                                By:
                                     ------------------------------------------
                                     Title:


                                NATIONAL CITY BANK, INDIANA


                                By:  s/ Michael J. Stewart
                                     ------------------------------------------
                                     Title:  Vice President


                                THE SUMITOMO BANK, LIMITED


                                By:  s/ Hiroyuki Iwami
                                     ------------------------------------------
                                     Title:  Joint General Manager


                                UNION BANK


                                By:
                                     ------------------------------------------
                                     Title:

                              CONSENT OF GUARANTOR


          The undersigned, pursuant to the Guarantee, dated as of November 18, 1994, between by the undersigned and Canadian Imperial Bank of Commerce, New York Agency, as Collateral Agent, hereby consents to the provisions of the above Amendment and agrees that the Guarantee remains in full force and effect after giving effect to the above Amendment.


                              SOMERVILLE LUMBER AND SUPPLY
                                CO., INC.

                              By: s/ Stephen A. Lightstone
                                  --------------------------------------------
                                  Title: